EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Exponent, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-138618, 33-38479, 33-46054, 33-72510, 33-79368, 333-31830, 333-67806, 333-99243, 333-106105, 333-117108, and 333-128141) on Form S-8 of Exponent, Inc. of our report dated March 5, 2008, with respect to: (i) the consolidated balance sheets of Exponent, Inc. and subsidiaries as of December 28, 2007 and December 29, 2006, (ii) related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 28, 2007, (iii) related financial statement schedule II and (iv) the effectiveness of internal control over financial reporting as of December 28, 2007, which report appears in the December 28, 2007 annual report on Form 10-K of Exponent, Inc.

Effective December 31, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

KPMG LLP

San Francisco, California

March 5, 2008